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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2017

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-09947 (Commission File Number)	No. 06-0853807 (I.R.S. Employer Identification No.)

21 Griffin Road North
Windsor, Connecticut 06095
(Address of principal executive offices) (Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

  Agreement and Plan of Merger

        On March 30, 2017, TRC Companies, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Bolt Infrastructure Parent, Inc., a Delaware corporation ("Parent"), and Bolt Infrastructure Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of New Mountain Partners IV, L.P., a fund affiliated with New Mountain Capital, L.L.C. ("New Mountain Capital").

        The Merger Agreement provides that at the effective time of the Merger (the "Effective Time"), each share of common stock, par value $0.10 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than shares (i) owned by the Company, Parent or Merger Sub or (ii) held by a stockholder who is entitled to, but did not vote in favor of the Merger (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares) will be automatically converted into the right to receive cash in an amount per share (subject to any applicable withholding tax) equal to $17.55 per share, without interest (the "Merger Consideration"). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251 of the Delaware General Corporation Law.

        In addition, immediately prior to the Effective Time, unless otherwise agreed between a participant and Parent, each outstanding unvested and unexercised Company stock option will become immediately vested and exercisable in full and, at the Effective Time, each outstanding Company stock option, whether or not vested, that remains outstanding and unexercised as of immediately prior to the Effective Time (including each stock option that becomes vested and exercisable pursuant to the previous clause) will be canceled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the excess, if any, of the Merger Consideration over the exercise price of such option and the number of shares of Company common stock underlying such option. Further, at the Effective Time, unless otherwise agreed between a participant and Parent, each restricted stock award, restricted stock unit and performance stock unit (the "Restricted Awards"), under any Company equity plan will become immediately vested (and, in the case of performance stock units, such vesting will be in the amounts corresponding to actual achievement of applicable performance goals thereto, which in the event that the closing of the Merger shall occur prior to June 30, 2017, will be determined in good faith by the Compensation Committee of the Board, by assuming achievement of performance goals for any portion of the applicable performance period that has not been completed as of the closing of the Merger taking into account historical levels of performance with respect to the applicable performance goals) and all restrictions thereupon shall lapse, and such Restricted Awards will be canceled in exchange for and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the number of shares of Company common stock subject to such Restricted Award and the Merger Consideration following the Effective Time.

        The Board of Directors of the Company (the "Board") has unanimously (1) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, the Company and its stockholders, (2) adopted, approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (3) resolved to recommend that the Company's stockholders approve the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement.

        Stockholders of the Company will be asked to vote on the approval of the Merger Agreement and the Merger at a special stockholders meeting that will be held on a date to be announced. The closing of the Merger is subject to various closing conditions, including (1) approval of the Merger Agreement by the affirmative vote by stockholders of outstanding shares of common stock of the Company representing at least a majority of all votes entitled to be case thereupon by stockholders of the outstanding Company common stock (the "Requisite Stockholder Approval"), (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any statute, rule or regulation prohibiting or making illegal the consummation of the merger or order or injunction preventing the consummation of the Merger, (4) the accuracy of each party's representations and warranties (subject to certain materiality qualifiers), (5) each party's performance in all material respects of its obligations under the Merger Agreement and (6) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to the Company. The Merger is not subject to any financing condition.

        The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to continue to conduct its and its subsidiaries business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period; (ii) to cooperate in seeking regulatory approvals; (iii) to promptly call a special stockholders meeting to vote on the Merger Agreement and the Merger; and (iv) to cease all existing, and not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the Board.

        The Merger Agreement contains certain customary termination rights for the Company and Parent. Subject to certain limitations, the Merger Agreement may be terminated by either Parent or the Company if (i) agreed to in writing by Parent and the Company; (ii) the Merger is not consummated on or before July 31, 2017; (iii) the Merger becomes subject to a final, non-appealable order, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement; (iv) the Requisite Stockholder Approval is not obtained following a vote of stockholders taken thereon; or (v) there has been a breach of any of the other party's representations, warranties, covenants or agreements contained in the Merger Agreement such that the applicable condition to closing would not be satisfied. In addition, and also subject to certain limitations, (a) Parent may terminate the Merger Agreement prior to obtaining the Required Vote, if a Change of Recommendation (as defined in the Merger Agreement) has occurred or if the Company has otherwise materially breached its obligations relating to the solicitation of proposals from third parties, and (b) subject to the Company's compliance with certain provisions contained in the Merger Agreement, prior to the Requisite Stockholder Approval, the Company may terminate the Merger Agreement to enter into an acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement).

        Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company's entry into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee of $19,380,000.

        The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference.

        The Merger Agreement and the foregoing description of the agreement have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the "SEC"). Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures.

  Voting and Support Agreement

        Concurrently with the execution and delivery of the Merger Agreement, on March 30, 2017, Parent and Merger Sub entered into a voting and support agreement (the "Support Agreement") with The Clark Estates, Inc. (the "Supporting Person"), which holds approximately 17.6% of the outstanding shares of common stock of the Company as of March 30, 2017 (the "Stockholder Securities"). Pursuant to the terms of the Support Agreement, the Supporting Person agreed, among other things, to vote the Stockholder Securities in favor of the adoption of the Merger Agreement and against any proposal made by third parties to acquire the Company, and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, in each case subject to the limitations set forth in the Support Agreement.

        Subject to certain exceptions, the Support Agreement prohibits transfers by the Supporting Person of any of the Stockholder Securities prior to the termination of the Support Agreement and certain other actions that would impair the ability of the Supporting Person to fulfill its obligations under the Support Agreement.

        The Support Agreement will terminate upon the earliest to occur of (i) termination of the Merger Agreement, (ii) the Effective Time, (iii) any change to the Merger Agreement that reduces any consideration payable to the Supporting Person or changes the form of consideration payable to the Supporting Person or otherwise materially amends the Merger Agreement in a manner adverse to the Supporting Person relative to the other stockholders of the Company and (iv) the mutual consent of Parent and the Supporting Person.

        The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the form of the Support Agreement, which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On March 30, 2017, contemporaneous with its approval of the Merger Agreement, the Compensation Committee of the Company's Board recommended, and the Board approved, the payment of a transaction bonus (the "Transaction Bonus") to Mr. Christopher P. Vincze, the Company's Chairman and Chief Executive Officer, in an amount determined in accordance with a formula, pursuant to a form of Transaction Bonus Agreement (the "Bonus Agreement"). The Bonus Agreement provides that Mr. Vincze shall be entitled to receive a lump sum cash payment equal to $2,400,000, plus the product of (a) $1,567,000 divided by the average closing price of the Company's common stock on the New York Stock Exchange over the 90 trading days immediately prior to March 30, 2017 (the date the Company entered into the Merger Agreement), multiplied by (b) the Merger Consideration. The Transaction Bonus will be paid, less applicable withholding taxes, within 30 days of the closing of the Merger, subject to Mr. Vincze's continued employment with the Company through the date of Closing, and will be approximately in the amount of $5,000,000. The Transaction Bonus was awarded by the Compensation Committee in order to (i) align Mr. Vincze's compensation with the appropriate peer group benchmark, (ii) recognize the significant contributions made by Mr. Vincze in connection with the Company's process of exploring potential strategic transactions, and (iii) encourage Mr. Vincze to remain with the Company to facilitate a successful closing of the Merger.

        The foregoing description of the Bonus Agreement is not complete and is qualified in its entirety by reference to the Bonus Agreement, which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        In connection with entering into the Merger Agreement, on March 30, 2017, the Board approved amendments to the Bylaws of the Company (the "Bylaws"), which became effective immediately. The amendments added a new Article X to the Bylaws that designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal claims and actions, unless the Company consents in writing to the selection of an alternate forum. In addition, the amendments modified Article VIII of the Bylaws to revise and replace the indemnification and exculpation provisions therein to, subject to certain limitations and a specified procedure, expressly authorize a person covered by such provisions to recover and obtain advancement from the Company of expenses in connection with a successful suit or proceeding against such person in its capacity as a director, officer, employee or agent of the Company.

        The foregoing description of the amendments to the Bylaws is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendments, which are reflected in Exhibit 3.1 and incorporated herein by reference.

Item 8.01    Other Events.

        On March 31, 2017, the Company issued a press release announcing the entry by the Company, Parent and Merger Sub into the Merger Agreement (the "Press Release"). A copy of the Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

        On March 31, 2017, the Company also distributed the communication attached hereto as Exhibit 99.3, which is incorporated herein by reference.

Additional Information and Where to Find It

        This report may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. The Company intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed transactions. This report does not constitute a solicitation of any vote or approval. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with the SEC (when they became available) from the SEC's website at www.sec.gov or by accessing the Company's website at www.trcsolutions.com.

Certain Information Concerning Participants

        The Company, its directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed transactions. Information about such persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transactions, and any interest they have in the proposed transactions, will be set forth in the Company's definitive proxy statement when it is filed with the SEC. You can find additional information about the Company's directors and executive officers in the Company's definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2016, and its Annual Report on Form 10-K for the year ended June 30, 2016, which was filed with the SEC on August 31, 2016. These documents (when available) may be obtained as indicated above.

Safe Harbor for Forward-Looking Statements

        Certain statements in this report may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed transaction and business combination between New Mountain Capital and the Company, including statements regarding the benefits and the anticipated timing of the proposed transactions. Investors can generally identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. Investors should consider statements that contain these words carefully because they discuss the Company's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. There may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, (i) the risk that the proposed transactions may not be completed in a timely manner or at all, which may adversely affect the Company's business and the price of the Company's common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the Company's stockholders and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transactions on the Company's business relationships, operating results, and business generally, (v) risks that the proposed transactions disrupts current plans and operations of the Company and potential difficulties in the Company's employee retention as a result of the transaction, (vi) risks related to diverting management's attention from the Company's ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the Merger Agreement or the proposed transactions, (viii) the possibility that competing offers or acquisition proposals for the Company will be made and (ix) the ability of New Mountain Capital to implement its plans, forecasts, and other expectations with respect to the Company's business after the completion of the proposed transactions and realize additional opportunities for growth and innovation. In addition, please refer to the Company's reports filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2017, by and among TRC Companies, Inc., Bolt Infrastructure Parent, Inc. and Bolt Infrastructure Merger Sub, Inc.
3.1	Amendment to the Bylaws of TRC Companies, Inc., dated as of March 30, 2017.
10.1	Form of Transaction Bonus Agreement, by and among TRC Companies, Inc. and Christopher P. Vincze, dated March 30, 2017.
99.1
Form of Voting and Support Agreement, dated as of March 30, 2017, by and among Bolt Infrastructure Parent, Inc., Bolt Infrastructure Merger Sub, Inc. and The Clark Estates, Inc. (included in Exhibit 2.1).

Exhibit No.	Description
99.2	Press Release, dated March 31, 2017.
99.3	Email to Employees of TRC Companies, Inc., dated March 31, 2017.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRC COMPANIES, INC.
Date: March 31, 2017	By:	/s/ THOMAS W. BENNET, JR. Thomas W. Bennet, Jr. Senior Vice President and Chief Financial Officer

 Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2017, by and among TRC Companies, Inc., Bolt Infrastructure Parent, Inc. and Bolt Infrastructure Merger Sub, Inc.
3.1	Amendment to the Bylaws of TRC Companies, Inc., dated as of March 30, 2017.
10.1	Form of Transaction Bonus Agreement, by and among TRC Companies, Inc. and Christopher P. Vincze, dated March 30, 2017.
99.1
Form of Voting and Support Agreement, dated as of March 30, 2017, by and among Bolt Infrastructure Parent, Inc., Bolt Infrastructure Merger Sub, Inc. and The Clark Estates, Inc. (included in Exhibit 2.1).
99.2	Press Release, dated March 31, 2017.
99.3	Email to Employees of TRC Companies, Inc., dated March 31, 2017.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index